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                                                                EXHIBIT 2(b)





                               AMENDMENT NO. 1 TO
                               PURCHASE AGREEMENT


         AMENDMENT AGREEMENT made the 1st day of October, 1996 by and among MT ASSOCIATES, a Pennsylvania general partnership (the "Partnership"), Robert K. Mehlman, D.D.S. ("Mehlman"), Bruce L. Talus, D.M.D. ("Talus"), and Valley Forge Dental Associates, Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:


         WHEREAS, the Partnership, Mehlman, Talus and the Purchaser entered into an Agreement of Purchase and Sale (the "Purchase Agreement") dated as of September 1, 1995, which provided, among other things, for the purchase by the Purchaser of certain of the assets of the Partnership; and

         WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

         2.       Amendments to Purchase Agreement.
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         (a)      Section I(B) of the Purchase Agreement is hereby amended by deleting Section I(B) in its entirety and substituting therefor the following new Section I(B):

                  "B.      Purchase Price. The aggregate purchase price (the
         "Purchase Price") for the Assets and the Shares is (i) $2,902,803.94, and (ii) the contingent payments, if earned (the "Contingent Payments"), provided for in Section I(D) hereof. The Purchase Price payable at the Closing shall be made by delivery to (i) the Partnership of (a) $1,600,000, in cash, by means of wire transfer to an account designated by the Partnership, (b) a three-year 6% convertible subordinated promissory note of the Purchaser in the form of Exhibit A-1 attached hereto, payable to the order of the Partnership in the principal amount of $800,000 (the "Convertible Note"), and (c) a three-year 6% subordinated promissory note of the Purchaser in the form of Exhibit A-2 attached hereto payable to the order of the Partnership in the principal amount of $135,000 (the "Subordinated Note"). In additional payment of the Purchase Price, the Purchaser shall deliver to Mehlman a 6.67% subordinated promissory note of the Purchaser in the principal amount of $137,926.48 in the form of Exhibit A-4 attached hereto (the "Mehlman Note") and to Talus a 6.67% subordinated promissory note of the Purchaser in the principal amount of $229,877.46 in the form of Exhibit A-5 attached hereto (the "Talus Note"). The Convertible Note, the Subordinated Note, the Mehlman Note and the Talus Note are hereinafter referred to as the "Closing Notes"."

         (b) The Purchase Agreement is hereby further amended by amending the last "bullet point" of the seventh sentence of Section I(E) as set forth below and by adding the additional "bullet point" as set forth below:

         "- Talus's salary and bonus up to $150,000; except, commencing with the twelve-month period ending September 30, 1997, Talus's salary and bonus up to $85,000"

         "-       All principal and interest payments on the Talus Note."
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         (c)      The Purchase Agreement is hereby further amended by adding to the eighth sentence of Section I(E) thereof the following new "bullet point":

         "-       All principal and interest payments on the Mehlman Note."

         (d) The Purchase Agreement is hereby further amended by adding thereto Exhibits A-4 and A-5 in the form of Exhibits A-4 and A-5 attached to this Amendment Agreement.

         3.       Miscellaneous.

         (a) The parties hereto further agree that all notices, requests or instructions under this Amendment Agreement or any other agreement made between the parties hereto in connection with the Purchase Agreement shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, to the addresses set forth in Section XIV(A) of the Purchase Agreement.

         (b) Except as specifically amended herein, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

         (c) The provisions of this Amendment Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in
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such jurisdiction and shall not in any manner affect such clause or provision in this Amendment Agreement in any jurisdiction.

         (d) This Amendment Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) This Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                     * * *
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed on the date first above written.

                                            MT ASSOCIATES


                                            By___________________________
                                               General Partner


                                            ______________________________
                                               Robert K. Mehlman, D.D.S.


                                            ______________________________
                                               Bruce L. Talus, D.M.D.



                                            VALLEY FORGE DENTAL ASSOCIATES,
                                              INC.


                                            By______________________________